                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of Transnational Partners II, LLC for the period from February 9, 1997 (commencement of operations) to December 31, 1997 and for the year ended December 31, 1998, dated December 28, 1999 and to all references to our Firm included in or made a part of this registration statement.

/s/ Arthur Andersen

ARTHUR ANDERSEN LLP


San Diego, California
August 7, 2000